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                                  EXHIBIT 99.4


         The  undersigned  each  hereby  certifies  and  agrees  that the  above
Schedule 13D concerning securities issued by Cornerstone Properties, Inc. is being filed on behalf of each of the undersigned.


HEXALON REAL ESTATE, INC.


By:William J. Breach                                       8/20/97
   William J. Breach, its Vice President                    Date


HRE FINANCE, INC.


By:William J. Breach                                       8/20/97
   William J. Breach,  its Vice President                   Date






459653.1